UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2025

FB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 Broadway, Suite 1300

Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 564-1212

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If  an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 1, 2025, FB Financial Corporation, a Tennessee corporation (“FB Financial”) acquired Southern States Bancshares, Inc., an Alabama corporation (“Southern States”). The acquisition occurred pursuant to the Agreement and Plan of Merger, dated as of March 31, 2025 (the “Merger Agreement”), by and between FB Financial and Southern States, as more fully described below.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2025, FB Financial completed its previously announced merger with Southern States. Pursuant to the terms of the Merger Agreement, Southern States merged with and into FB Financial, with FB Financial continuing as the surviving corporation (the “Merger”). Immediately following the Merger, Southern States Bank, a wholly owned subsidiary of Southern States (“Southern States Bank”), merged with and into FirstBank, a wholly owned subsidiary of FB Financial (“FirstBank”), with FirstBank continuing as the surviving bank (the “Bank Merger,” and, together with the Merger, the “Mergers”).

At the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock, $5.00 par value, of Southern States (the “Southern States Common Stock”) was converted into the right to receive 0.800 shares of common stock, par value $1.00 per share, of FB Financial (the “Merger Consideration”).

At the Effective Time, each option to purchase shares of Southern States Common Stock (a “Southern States Stock Option”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and exchanged into the right to receive a cash payment equal to the product of (a) the difference, if positive, between (i) the Per Share Cash Equivalent Consideration (as defined in the Merger Agreement) and (ii) the exercise price of the Southern States Stock Option immediately prior to the Effective Time, multiplied by (b) the number of shares of Southern States Common Stock underlying such Southern States Stock Option immediately prior to the Effective Time, rounded up to the nearest cent.

At the Effective Time, each share of Southern States Common Stock subject to vesting, repurchase or other lapse restriction (“Southern States Restricted Stock Award”), outstanding as of immediately prior to the Effective Time, automatically and without any required action on the part of the holder thereof, became fully vested effective as of immediately prior to the Effective Time and each such Southern States Restricted Stock Award was treated as a share of Southern States Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration in accordance with the terms thereof.

At the Effective Time, each restricted stock unit granted by Southern States (a “Seller RSU Award”) outstanding as of immediately prior to the Effective Time was, automatically and without any required action on the part of the holder thereof, cancelled as of the Effective Time and converted into the right to receive the Merger Consideration in respect of each share of Southern States Common Stock underlying the Seller RSU Award as of immediately prior to the Effective Time.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upon completion of the Merger, FB Financial assumed subordinated notes in aggregate principal amount of $92,700,000.

The subordinated notes assumed by FB Financial upon consummation of the Mergers consist of (1) $48,000,000 in aggregate principal amount of 3.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “2032 3.50% Notes”), (2) $40,000,000 in aggregate principal amount of 7.00% Fixed-to-Floating Rate Subordinated Notes due 2032, and (the “2032 7.00% Notes”), and (3) $4,700,000 in aggregate principal amount of 3.50% Fixed-to-Floating Rate Subordinated notes due 2031 (the “2031 Notes”).

The 2032 3.50% Notes bear interest at a fixed annual rate of 3.50%, payable in arrears, for the first five year of the term. Beginning on February 7, 2027, the interest rate will reset quarterly to an interest rate per annum equal to a benchmark rate, expected to be three-month term Secured Overnight Financing Rate (“SOFR”), plus 205 basis points, payable quarterly in arrears. FB Financial is entitled to redeem the 2032 3.50% Notes, in whole or in part, on any interest payment date on or March 30, 2027, and to redeem the 2032 3.50% Notes at any time in whole upon certain specified events.

The 2032 7.00% Notes bear interest at a fixed annual rate of 7.00%, payable in arrears, for the first five year of the term. Beginning on October 26, 2027, the interest rate will reset quarterly to an interest rate per annum equal to a benchmark rate, expected to be three-month term SOFR, plus 306 basis points, payable quarterly in arrears. FB Financial is entitled to redeem the 2032 7.00% Notes, in whole or in part, on any interest payment date on or after December 30, 2027, and to redeem the 2032 7.00% Notes at any time in whole upon certain specified events.

The 2031 Notes bear interest at a fixed annual rate of 3.50%, payable in arrears, for the first five year of the term. Beginning on December 22, 2026, the interest rate will reset quarterly to an interest rate per annum equal to a benchmark rate, expected to be three-month term SOFR, plus 242 basis points, payable quarterly in arrears. FB Financial is entitled to redeem the 2031 Notes, in whole or in part, on any interest payment date on or after December 22, 2026, and to redeem the 2031 Notes at any time in whole upon certain specified events.

In connection with the assumption of the 2032 3.50% Notes and the 2032 7.00% Notes, FB Financial entered into supplemental indentures with the trustee of each series of assumed debt. The indentures and supplemental indentures with respect to each series, the forms of each of the 2031 Notes, the 2032 3.50% Notes, the 2032 7.00% Notes, and the subordinated note purchase agreement with respect to the 2032 3.50% Notes and the 2032 7.00% Notes are attached hereto as Exhibits 4.1 through 4.9 and are incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, the board of directors of FB Financial (the “Board”) increased the number of directors that comprise the Board to 13 directors, an increase of one, and appointed J. Henry Smith to fill to fill the newly-created vacancy on the Board, effective as of the Effective Time, to hold such office until his successor is elected and qualified or until his resignation or removal. As a non-employee director, Mr. Smith will be entitled to receive the same compensation paid by FB Financial to each of its other non-employee directors. A description of the compensation paid by the FB Financial to its non-employee directors is set forth under “Director Compensation” in the Company’s definitive proxy statement for its 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on April 7, 2025, which description is incorporated herein by reference. Mr. Smith does not have any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01    Other Events.

On July 1, 2025, FB Financial issued a press release announcing the closing of the Mergers. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference into Item 2.01.

The information contained in Item 8.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any filings made by FB Financial pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated balance sheets of Southern States as of December 31, 2024 and December 31, 2023, the related audited consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the years in the two year period ended December 31, 2024, and the related notes thereto and reports of the independent auditor thereon are included as Exhibit 99.2 to this Form 8-K and incorporated herein by this reference. Unaudited financial statements of Southern States as of March 31, 2024 and March 31, 2025, which are included in Exhibit 99.3 hereto and are incorporated by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of FB Financial and Southern States as of March 31, 2025, and the unaudited pro forma condensed combined statement of income of FB Financial and Southern States for the year ended December 31, 2024, and the notes related thereto, reflecting the Merger, are attached as Exhibit 99.4 hereto and incorporated herein by reference.

(d)     Exhibits

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated March 31, 2025 by and between FB Financial Corporation and Southern States Bancshares, Inc. (incorporated herein by reference to Annex A to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-287103) filed by FB Financial Corporation on May 19, 2025)
4.1	Indenture, dated February 7, 2022, by and between Southern States Bancshares, Inc. and UMB Bank, N.A., as trustee
4.2	Supplemental Indenture, dated July 1, 2025, by and among Southern States Bancshares, Inc., UMB Bank, N.A. and FB Financial Corporation to Indenture, dated February 7, 2022, by and between Southern States Bancshares, Inc. and UMB Bank, N.A., as trustee
4.3	Form of 3.50% Fixed-to-Floating Rate Subordinated Note due February 7, 2032 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.1 hereto)
4.4	Form of Subordinated Note Purchase Agreement, dated February 7, 2022, by and among Southern States Bancshares, Inc. and each Purchaser
4.5	Indenture, dated October 26, 2022, by and between Southern States Bancshares, Inc. and UMB Bank, N.A., as trustee
4.6	Supplemental Indenture, dated July 1, 2025, by and among Southern States Bancshares, Inc., UMB Bank, N.A. and FB Financial Corporation to Indenture, dated October 26, 2022, by and between Southern States Bancshares, Inc. and UMB Bank, N.A., as trustee

4.7	Form of 7.00% Fixed-to-Floating Rate Subordinated Note due October 26, 2032 (included as Exhibit A-1 and Exhibit A-2 to the Indenture filed as Exhibit 4.5 hereto)
4.8	Form of Subordinated Note Purchase Agreement, dated October 26, 2022, by and among Southern States Bancshares, Inc. and each Purchaser
4.9	Form of 3.50% Fixed-to-Floating Rate Subordinated notes due 2031
23.1	Consent of Mauldin & Jenkins, LLC, Southern States Bancshares, Inc.’s independent registered accounting firm
99.1	Press release, dated July 1, 2025
99.2	Audited consolidated financial statements of Southern States Bancshares, Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023.
99.3	Unaudited interim financial statements of Southern States Bancshares, Inc. as of March 31, 2025 and for the three months ended March 31, 2025
99.4	Unaudited pro forma condensed combined financial statements of FB Financial Corporation and Southern States Bancshares, Inc. as of and for the three months ended March 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By:	/s/ Michael M. Mettee
Name:	Michael M. Mettee
Title:	Chief Financial Officer

Date: July 8, 2025